UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2009

MEDICAL NUTRITION USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18349	11-3686984

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 West Forest Avenue
Englewood, New Jersey	07631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(201) 569-1188

Not Applicable

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

April 14, 2009, Medical Nutrition USA, Inc. announced the appointment of Robert Mathias, 55, as Vice President Sales and Marketing, effective April 13, 2009. Mr. Mathias was most recently VP Marketing and Business Development for Alimentary Health, Cork, Ireland. From 2004-2006, he was Director of Marketing for Novartis Medical Nutrition, and prior to that spent 18 years with Mead Johnson Nutritionals, ultimately as Director - Adult Nutrition, the capacity in which he was serving when Mead Johnson was acquired by Novartis in 2004. Prior to Mead Johnson, Mr. Mathias was a marketing manager for Kraft Foods, Canada. Mr. Mathias is a graduate of Concordia University, Montreal, Canada where he received his Bachelor of Commerce degree in Business Administration. Mr. Mathias also participated in the Kraft General Management MBA program at McGill University.

David Shapiro, formerly Vice President, Sales, is appointed Regional Vice President, Dallas effective April 13, 2009.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

99.1	Press release dated April 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the thereunto duly authorized.

MEDICAL NUTRITION USA, INC.

Date: April 13, 2009	By:	/s/ Frank A. Newman

Chairman, CEO